UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 19, 2021

Commission file number 1-13163

YUM! BRANDS, INC.

(Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, no par value	YUM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

General

On August 19, 2021 (the “Closing Date”), Taco Bell Funding, LLC (the “Issuer”), a special purpose Delaware limited liability company and a direct, wholly-owned subsidiary of Taco Bell Corp. (“TBC”), completed its previously announced refinancing transaction and issued $900 million of its Series 2021-1 1.946% Fixed Rate Senior Secured Notes, Class A-2-I (the “Series 2021-1 Class A-2-I Notes”), $600 million of its Series 2021-1 2.294% Fixed Rate Senior Secured Notes, Class A-2-II (the “Series 2021-1 Class A-2-II Notes”) and $750 million of its Series 2021-1 2.542% Fixed Rate Senior Secured Notes, Class A-2-III (the “Series 2021-1 Class A-2-III Notes” and, together with the Series 2021-1 Class A-2-I Notes and the Series 2021-1 Class A-2-II Notes, the “Notes”) in an offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes were issued under the Amended and Restated Base Indenture, dated as of August 19, 2021 (the “Amended and Restated Base Indenture”), a copy of which is attached hereto as Exhibit 10.1, and the related Series 2021-1 Supplement thereto, dated as of August 19, 2021 (the “Series 2021-1 Supplement”), a copy of which is attached hereto as Exhibit 10.2, by and between the Issuer and Citibank, N.A., as trustee (in such capacity, the “Trustee”) and securities intermediary. The Amended and Restated Base Indenture and the Series 2021-1 Supplement are collectively referred to as the “Indenture”. The Issuer previously issued its Series 2016-1 Class A-2 Notes and its Series 2018-1 Class A-2 Notes (collectively, and together with the Notes, the “Securitization Notes”) pursuant to the original Base Indenture, dated as of May 11, 2016, between the Issuer and the Trustee (as amended, supplemented or otherwise modified prior to the Closing Date, the “Original Base Indenture”).

In the Amended and Restated Base Indenture, the parties amended and restated certain previously existing provisions of the Original Base Indenture, including (among other changes) to (i) modify the conditions to the issuance by the Issuer of any additional notes to (x) increase the maximum Senior Leverage Ratio (as such term is defined in the Indenture) that may be in effect as of the closing date of such issuance, after giving pro forma effect to the issuance of such additional notes and any repayment of any existing indebtedness from such additional notes, from 6.5x to 7.0x and (y) increase the maximum Holdco Leverage Ratio (as such term is defined in the Indenture) that may be in effect as of the closing date of such issuance, after giving pro forma effect to the issuance of such additional notes and any repayment of any existing indebtedness from such additional notes, from 7.0x to 7.5x, (ii) provide for (x) reimbursement to the Back-Up Manager (as such term is defined in the Indenture) out of the Collection Account (as such term is defined in the Indenture) of certain unreimbursed advances, (y) payment to the Servicer (as such term is defined in the Indenture) and the Manager out of the Collection Account of certain previously accrued and unpaid fees, and (z) the deposit from the Collection Account to the applicable Securitization Operating Expense Account (as such term is defined in the Indenture) of an amount equal to all accrued and unpaid fees, expenses and indemnities payable to the Trustee, and all indemnities payable to the Servicer, and the payment of such sums to the Trustee and Servicer, as applicable, without being subject to the Capped Securitization Operating Expense Amount (as such term is defined in the Indenture) after an event of default has occurred and is continuing, (iii) permit the Issuer to designate Retained Collections Contributions (as such term is defined in the Indenture) to be included in Net Cash Flow (as such term is defined in the Indenture) up to (x) in any single Quarterly Fiscal Period (as such term is defined in the Indenture) the greater of 5% of Net Cash Flow over the four Quarterly Fiscal Periods immediately preceding the relevant date of determination and $30 million, (y) during any period of four consecutive Quarterly Fiscal Periods, the greater of 15% of Net Cash Flow over the four Quarterly Fiscal Periods immediately preceding the relevant date of determination and $90 million and (z) during the period from the Closing Date to the Series Legal Final Maturity Date (as such term is defined in the Indenture) of the last Series of Securitization Notes outstanding, the greater of 25% of Net Cash Flow over the four Quarterly Fiscal Periods immediately preceding the relevant date of determination and $150 million, (iv) permit the Issuer to maintain an Eligible Letter of Credit (as such term is defined in the Indenture) in lieu of funding (or as partial replacement for funding) certain reserve accounts, (v) permit the Issuer to request an increase to certain Rapid Amortization Event (as such term is defined in the Indenture) thresholds, subject to approval by the Control Party (as such term is defined in the Indenture), and in certain circumstances subject to approval of each noteholder of each Series of Securitization Notes outstanding or satisfaction of the Rating Agency Condition (as such term is defined in the Indenture), (vi) add an event of default if (x) an Advance Period (as such term is defined in the Indenture) with respect to an Advance (as such term is defined in the Indenture), the aggregate amount of which is greater than $100,000 and less than $500,000, is continuing for 150 consecutive days without cure or waiver or (y) an Advance Period with respect to an Advance, the aggregate amount of which is equal to or greater than $500,000, is continuing for 120 consecutive days without cure or waiver, (vii) amend certain procedures with respect to the nomination and election of the Controlling Class Representative (as such term is defined in the Indenture), (viii) permit certain amendments to the transaction documents, or the entry into certain new transaction documents, by the parties thereto without the consent of the Control Party or certain other parties, except in certain circumstances that would materially and adversely impact the rights, indemnities, protections, remedies, liabilities or obligations of such parties, (ix) amend the definition of “Advance Interest Rate” to provide for monthly compounding, (x) amend the definition of “Capped Securitization Operating Expenses Amount” to provide for the automatic increase of such amount by $500,000 and further permissive increases at the direction of the Control Party under certain circumstances, (xi) amend the definitions of “Cash Trapping DSCR Threshold” and “Cash Trapping Percentage” to provide for permissive increases thereto by the Issuer with the consent of the Control Party (or in certain circumstances, each noteholder of each Series of Securitization Notes then outstanding and affected thereby), and (xii) amend the definition of “Rating Agency Condition” to provide for solely 10 business days’ notice to S&P prior to the applicable event or action, with the exception of the issuance of additional notes, which shall require at least one Rating Agency Confirmation (as such term is defined in the Indenture) from any rating agency then rating any Series of Securitization Notes.

The amendments described in clauses (vi), (vii) and (xii) became effective on the Closing Date, and the amendments described in clauses (i), (ii),(iii), (iv), (v), (viii), (ix), (x) and (xi) will become effective on the date on which the Issuer certifies in writing to the Trustee that none of the Issuer’s Series 2016-1 Class A-2 Notes or Series 2018-1 Class A-2 Notes remain outstanding.

Notes

Payments of interest and principal on the Securitization Notes are made from the continuing fees paid pursuant to the franchise and license agreements with all U.S. Taco Bell restaurants, including both company and franchise operated restaurants. Interest on and principal payments of the Securitization Notes are due on a quarterly basis. In general, no amortization of principal of the Securitization Notes is required prior to their anticipated repayment dates unless as of any quarterly measurement date the consolidated leverage ratio (the ratio of total debt to Net Cash Flow) for the preceding four fiscal quarters of either YUM! Brands, Inc. (the “Company”) and its subsidiaries or the Issuer and its subsidiaries exceeds 5.0x, in which case amortization payments of 1% per year of the outstanding principal as of the closing of the related Securitization Notes are required.

The legal final maturity date of the Notes is in August 2051, but, unless earlier prepaid to the extent permitted under the Indenture, the anticipated repayment dates of the Series 2021-1 Class A-2-I Notes, the Series 2021-1 Class A-2-II Notes and the Series 2021-1 Class A-2-III Notes will be approximately 6 years, 8 years and 10 years, respectively, from the Closing Date.

Additional interest will accrue from and after the anticipated repayment date on the outstanding principal amount of the related tranche of Notes at a per annum rate equal to the rate determined by the Midland Loan Services, as servicer, to be the greater of (i) 5.0% per annum and (ii) a per annum rate equal to the amount, if any, by which the sum of the following exceeds the related Series 2021-1 Class A-2 regular fixed interest rate for the applicable tranche: (A) the yield to maturity (adjusted to a quarterly bond-equivalent basis) on the related Series 2021-1 Class A-2 anticipated repayment date of the United States Treasury Security having a term closest to 10 years plus (B) 5.0%, plus (C)  1.01% for the Series 2021-1 Class A-2-I Notes, 1.15% for the Series 2021-1 Class A-2-II Notes and 1.23% for the Series 2021-1 Class A-2-III Notes, respectively. In addition, regular interest will continue to accrue at the related fixed interest rate from and after the anticipated repayment date of the applicable tranche of Notes.

The Securitization Notes are secured by substantially all of the assets of the Issuer and the Issuer’s special purpose wholly-owned subsidiaries (the “Securitization Entities”, and include a lien on all existing and future U.S. Taco Bell franchise and license agreements and the royalties payable thereunder, existing and future U.S. Taco Bell intellectual property, certain transaction accounts and a pledge of the equity interests in asset owning Securitization Entities (the “Securitized Assets”). The remaining U.S. Taco Bell assets that were excluded from the Securitized Assets continue to be held by Taco Bell of America, LLC (“TBA”) and TBC. The Securitization Notes and related obligations of the Issuer thereunder are not guaranteed by the remaining U.S. Taco Bell assets, the Company, or any other subsidiary of the Company.

Covenants and Restrictions

The Notes are subject to a series of covenants and restrictions customary for transactions of this type, including (i) that the Issuer maintains specified reserve accounts to be used to make required interest payments in respect of the Notes, (ii) provisions relating to optional and mandatory prepayments and the related payment of specified amounts, including specified make-whole payments on the Notes under certain circumstances, (iii) certain indemnification payments relating to taxes, enforcement costs and other customary items and (iv) covenants relating to recordkeeping, access to information and similar matters. The Notes are also subject to rapid amortization events provided for in the Indenture, including events tied to failure to maintain a stated debt service coverage ratio, gross domestic sales for branded restaurants being below certain levels on certain measurement dates, a manager termination event, an event of default and the failure to repay or refinance the Notes on the applicable scheduled repayment date. The Notes are also subject to certain customary events of default, including events relating to non-payment of required interest or principal due on the Notes, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties, failure of security interests to be effective, certain judgments and failure of the Securitization Entities to maintain a stated debt service coverage ratio.

Amended and Restated Management Agreement

Each of the Securitization Entities entered into an Amended and Restated Management Agreement, dated as of August 19, 2021 (the “Management Agreement”), a copy of which is attached hereto as Exhibit 10.3, among the Securitization Entities, the Trustee and TBC, as the manager (the “Manager”). The primary responsibilities of the Manager pursuant to the Management Agreement are to act as manager for the Securitized Assets, including performing certain franchising, intellectual property and operational functions on behalf of the Securitization Entities. The Manager is entitled to the payment of a weekly management fee, as set forth in the Management Agreement, which includes reimbursement for certain expenses, and is subject to the obligations set forth in the Management Agreement.

In the Management Agreement, the parties amended and restated certain previously existing provisions of the original Management Agreement, dated as of May 11, 2016, among the Securitization Entities, the Trustee and the Manager, including (among other changes) to (i) amend the definition of “Weekly Management Fee”, (ii) permit the Manager to elect to waive or defer payment of the Weekly Management Fee in its sole discretion, and permit the Issuer to elect to waive the Weekly Management Fee, (iii) provide for the amendment of the Weekly Management Fee at the sole discretion of the Issuer upon written notification by the Issuer to the Trustee and the Control Party and satisfaction of certain conditions, (iv) modify the conditions to the incurrence by the Non-Securitization Entities (as such term is defined in the Indenture) of additional indebtedness to increase the maximum Holdco Leverage Ratio (as such term is defined in the Indenture) that may be in effect as of the date of the incurrence of any indebtedness by the Non-Securitization Entities, from 7.0x to 7.5x, (v) modify the threshold for a Manager Termination Event (as such term is defined in the Management Agreement) in connection with the Interest-Only DSCR (as such term is defined in the Indenture), to permit the increase of such threshold at the request of the Manager, subject to approval by the Control Party, (vi) reduce the time period by which the Manager must remit payments to the Collection Account (as such term is defined in the Indenture) or certain other accounts from three to two business days of the later of actual knowledge of receipt and the date any such deposit is otherwise required to be made, and (vii) increase the length of the Disentanglement Period (as such term is defined in the Management Agreement) following termination or resignation of the Manager from 12 to 18 months. The amendments described in clauses (i), (ii), (vi) and (vii) became effective on the Closing Date, and the amendments described in clauses (iii), (iv) and (v) will become effective on the date on which the Issuer certifies in writing to the Trustee that none of the Issuer’s Series 2016-1 Class A-2 Notes or Series 2018-1 Class A-2 Notes remain outstanding.

Use of Proceeds

The Issuer used the net proceeds from the issuance of the Notes to repay in full (i) the Issuer’s Series 2016-1 Class A-2-II Notes, of which $480 million was outstanding, and (ii) the Issuer’s Series 2018-1 Class A-2-I Notes, of which $804 million was outstanding. The remaining net proceeds will be distributed to TBC to pay certain transaction-related expenses, for general corporate purposes and may also be used to return capital to shareholders of the Company.

The Notes will not be registered under the Securities Act and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of the Securities Act.  This report shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such an offering or sale would be unlawful.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Amended and Restated Base Indenture, dated as of August 19, 2021, by and between Taco Bell Funding, LLC, as issuer,and Citibank, N.A. as trustee and the Series 2021-1 securities intermediary.
10.2	Series 2021-1 Supplement to Amended and Restated Base Indenture, dated as of August 19, 2021, by and between Taco Bell Funding, LLC, as issuer, and Citibank, N.A. as trustee and Series 2021-1 securities intermediary.
10.3	Amended and Restated Management Agreement, dated as of August 19, 2021, by and between Taco Bell Funding, LLC, as issuer, Taco Bell Franchise Holder 1, LLC, Taco Bell Franchisor, LLC, Taco Bell IP Holder, LLC, Taco Bell Franchisor Holdings, LLC and Taco Bell Corp., as manager, and Citibank, N.A. as trustee.
104	Cover Page Interactive Date File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date: August 25, 2021	/s/ John Lane
Treasurer